Exhibit 10.2.2
SECOND AMENDMENT
TO
AMENDED AND RESTATED
ON-SITE PRODUCT SUPPLY AGREEMENT

This Second Amendment to Amended and Restated On-Site Product Supply Agreement (this “Second Amendment”) is entered into effective as of October 1, 2017 (the “Second Amendment Effective Date”) by and between Linde LLC, a Delaware limited liability company and the successor in interest to Linde, Inc. (hereinafter called “Linde”), and Coffeyville Resources Nitrogen Fertilizers, LLC, a Delaware limited liability company (hereinafter called “Coffeyville Resources”).

Linde and Coffeyville Resources are parties to the Amended and Restated On-Site Product Supply Agreement dated as of June 1, 2005, as amended by the First Amendment to Amended and Restated On-Site Product Supply Agreement dated as of October 31, 2008 (the “Agreement”), and the parties desire to amend the Agreement as provided in this Second Amendment. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms by the Agreement.

The Agreement shall be amended as of the Second Amendment Effective Date as set forth below:

1.Oxygen Production Nomination. Section 3(b) of the Agreement is amended to add the following:

“(iv)    Linde shall deliver (A) low pressure gaseous Oxygen Product at an instantaneous flow rate, nominated by Coffeyville Resources, up to 60,000 scf per hour (maximum instantaneous flow rate at 14.3 psia and 105°F dry bulb and 78°F wet bulb and cooling water at 85°F) and (B) high pressure gaseous Oxygen Product at the instantaneous flow rate, nominated by Coffeyville Resources, up to the balance of the gaseous Oxygen Product delivery rate (i.e., 1,618,700 scf per hour minus Low Pressure gaseous Oxygen Product at maximum instantaneous flow rate at 14.3 psia and 105°F dry bulb and 78°F wet bulb and cooling water at 85°F).

Coffeyville Resources’ initial nomination, as of the Second Amendment Effective Date, for low pressure gaseous Oxygen Product and high pressure gaseous Oxygen Product is 60,000 scf per hour and 1,558,700 scf per hour, respectively. Coffeyville Resources may change its nomination by providing Linde not less than seventy two (72) hours prior written notice.”

2.Paragraph II A and B of Exhibit A is amended and restated to read as follow:

“A.	Gaseous Oxygen Product: up to 1,618,700 scf per hour (maximum instantaneous flow rate at 14.3 psia and 105°F dry bulb and 78°F wet bulb and cooling water at 85°F)

B.	Low Pressure (70± 5 psig) gaseous Oxygen Product to Refinery: up to 60,000 scf per hour (maximum instantaneous flow rate at 14.3 psia and 105°F dry bulb and 78°F wet bulb and cooling water at 85°F)

High Pressure (850± 10 psig) gaseous Oxygen Product: balance (i.e., 1,618,700 scf per hour minus Low Pressure gaseous Oxygen Product at maximum instantaneous flow rate at 14.3 psia and 105°F dry bulb and 78°F wet bulb and cooling water at 85°F)”

3.Exhibit G. Section I of Exhibit G is amended to replace the words “high pressure gaseous Oxygen Product from the output of the Linde Plant at instantaneous flow rates not exceeding 1,588,700 scf per hour, low pressure gaseous Oxygen Product at instantaneous flow rates not exceeding 30,000 scf per hour,” with the words “high pressure gaseous Oxygen Product and low pressure gaseous Oxygen Product at instantaneous flow rates not exceeding the applicable rates set forth in Section II of Exhibit A,”.

4.Ratify Agreement. Except as otherwise specifically provided to the contrary in this Second Amendment, all of the provisions of the Agreement shall continue in full force and effect in accordance with their express terms. The Agreement as amended hereby, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous representations, understandings, agreements, communications, or purchase orders between the parties, whether written or oral, relating to the subject matter hereof.

5.Counterparts. This Second Amendment may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one instrument. The signature pages to this Second Amendment may be exchanged by facsimile.

IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the Second Amendment Effective Date.

Linde LLC	Coffeyville Resources Nitrogen Fertilizers, LLC
By: /s/ Robert J. Capellman Name: Robert J. Capellman Title: Senior Vice President	By: /s/ Bill White Name: Bill White Title: EVP, Marketing and Operations